Exhibit 99.1

[Company Letterhead]

August 18, 2010

To Our Stockholders:

Notice is hereby given that we have taken the following actions pursuant to a written consent of a majority of stockholders dated July 30, 2010, in lieu of a special meeting of the stockholders:

1.           Amended our Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock, par value $.0001 per share (the “Common Stock”), to 500,000,000 shares.  We believes that the increase in authorized Common Stock will provide us greater flexibility with respect to our capital structure for such purposes as additional financing and possible stock based acquisitions; and

2.           Elected Paul S. Lipschutz and Robert F. Orr to our Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal.  Messrs. Lipschutz and Orr are our current directors and we are happy that each has agreed to continue to provide their services to us.

This letter will serve as written notice to stockholders pursuant to Section 607.0704 of the Florida Business Corporation Act.

We thank you for your continued support.

Sincerely,

/s/ Paul S. Lipschutz
Chief Executive Officer and
Chairman of the Board